Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Strong Third Quarter Results

MAUMEE, OHIO, November 4, 2024 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the third quarter ended September 30, 2024.

Third Quarter Highlights:

•Company reported net income attributable to The Andersons of $27 million, or $0.80 per diluted share and adjusted net income of $25 million, or $0.72 per diluted share
•Adjusted EBITDA was $97 million, producing a record for the third quarter
•Renewables reported best-ever third quarter pretax income of $53 million and pretax income attributable to The Andersons of $28 million on strong operating performance and ethanol margins
•Trade generated increased year-over-year pretax income of $26 million and adjusted pretax income of $23 million

"Overall, we are pleased with our third quarter results given the lower commodity prices and reduced volatility in the ag markets. Renewables had a very strong quarter with increased ethanol production and improved yields in a period of good but softening crush margins. Trade results were significantly better than last year and include improved performance in our assets. Increased volume and margins in our specialty liquids and manufactured product lines resulted in improved results in Nutrient & Industrial," said President and CEO Bill Krueger. "Harvest is almost complete due to the near-perfect harvest weather, with both higher-than-normal quality and above trend-line yields. We have been able to buy grain at good basis values which should allow for carry opportunities into 2025. We continue to see the benefits of our portfolio mix with well-placed assets, a growing specialty ingredients business, efficient ethanol plant performance and merchandising opportunities across our businesses."

"We continue to pursue growth opportunities. Most recently, we announced the closing of an $85 million investment for a 65% ownership interest in Skyland Grain, LLC, which operates a large grain and agronomy footprint spread across Southwest Kansas, Eastern Colorado, and the Texas and Oklahoma panhandles. These assets extend our geographic footprint and support our existing merchandising presence in the region," continued Krueger. "In addition, we announced a significant investment in our leased facility at the port of Houston to improve our current grain export program and add capacity for storing and exporting soybean meal. We continue to make progress on our longer-term Renewables projects, which are focused on lowering the carbon intensity of our high-performing ethanol plants. In addition to these projects, we continue our investment philosophy to improve efficiency and add capacity at our existing plants, as well as acquisition opportunities, which are in line with our strategy and generate appropriate returns."

$ in millions, except per share amounts
	Q3 2024	Q3 2023	Variance	YTD 2024	YTD 2023	Variance
Pretax Income	$62.2	$38.4	$23.8	$133.5	$77.8	$55.7
Pretax Income Attributable to the Company[1]	38.1	17.6	20.5	85.8	73.7	12.1
Adjusted Pretax Income Attributable to the Company[1]	34.6	10.1	24.5	86.1	90.7	(4.6)
Trade[1]	22.7	5.4	17.3	41.0	36.3	4.7
Renewables[1]	28.5	26.3	2.2	63.8	65.0	(1.2)
Nutrient & Industrial	(6.1)	(8.5)	2.4	15.4	23.7	(8.3)
Other[1]	(10.5)	(13.1)	2.6	(34.1)	(34.3)	0.2
Net Income Attributable to the Company	27.4	9.7	17.7	68.9	50.0	18.9
Adjusted Net Income Attributable to the Company[1]	24.7	4.6	20.1	69.8	63.7	6.1
Diluted Earnings Per Share ("EPS")	0.80	0.28	0.52	2.01	1.46	0.55
Adjusted EPS[1]	0.72	0.13	0.59	2.04	1.86	0.18
EBITDA[1]	101.0	77.8	23.2	246.6	210.4	36.2
Adjusted EBITDA from Continuing Operations[1]	$97.4	$70.3	$27.1	$246.9	$270.0	$(23.1)
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity, and Long-Term Debt Management

"Our businesses continue to generate consistent cash flows throughout the shift in ag markets, and our debt remains at a modest level," said Executive Vice President and CFO Brian Valentine. "With the strong cash flows and lower commodity prices, we continue to show a higher-than-normal cash position at this point in the year. We remain well below our long-term debt to EBITDA target of less than 2.5 times and are pleased with the strength of our balance sheet. We continue to evaluate new growth investments and acquisitions in a variety of strategic projects. We anticipate increased spending on growth projects in the fourth quarter and into 2025, in addition to the Skyland investment."

The company used cash from operating activities of $2 million and generated cash from operating activities of $489 million in the third quarter of 2024 and 2023, respectively. Cash from operations before working capital changes in the same periods was $86 million and $50 million, respectively. Cash spent on capital projects in the quarter totaled $38 million, a $4 million increase from 2023.

Third Quarter Segment Overview

Trade Results Resilient in Less Volatile Ag Markets

The Trade segment recorded pretax income of $26 million and adjusted pretax income of $23 million for the quarter compared to pretax income of $8 million and adjusted pretax income of $5 million in the third quarter of 2023.

Results from our grain asset footprint were better than the prior year, due to strong elevation margins and space income, primarily related to corn and wheat. Trade's growing specialty ingredients business continued to benefit from recent growth investments. The merchandising business remained profitable with well-supplied commodity markets and limited volatility. As expected, farmer engagement ramped up during the quarter to bring significant old crop bushels to market and forward sell new crop in anticipation of an early and robust harvest. For comparison, prior year results include a $19 million pretax loss on a foreign currency issue.

The portfolio mix of assets, ingredients and merchandising businesses provides a solid foundation to benefit from large crops and carry markets, as well as tight, demand-driven markets. Assets are well-positioned for an early and large harvest, which should allow us to buy bushels at low basis levels. Domestic specialty ingredient demand is also expected to stay solid and should continue to support recent capital growth investments.

Trade’s third quarter adjusted EBITDA was $38 million, compared to $21 million in 2023.

Renewables had Record Quarter on Efficient Operations and Favorable Ethanol Margins

The Renewables segment reported pretax income of $53 million and pretax income attributable to the company of $28 million in the third quarter. For the same period in 2023, the segment reported a pretax income of $47 million and pretax income attributable to the company of $26 million.

Margins on ethanol production improved year-over-year on significantly lower corn basis in the eastern plants, despite a reduction in ethanol board crush margins in the quarter. Production facilities continued to operate efficiently with increased volume and higher ethanol yields. Plant co-product values were lower, with feed ingredients following the overall price reduction of corn; however, feed ingredient demand improved year-over-year. Renewable diesel feedstock volumes continue to grow albeit with compressed margins on industry fundamentals. All four plants completed their semi-annual maintenance shutdowns in the third quarter. A favorable ethanol margin environment should continue, supported by exports, higher blending rates and continued lower corn basis levels in the east.

Renewables had third quarter EBITDA of $65 million in 2024, compared to $60 million in 2023.

Nutrient & Industrial Improved in Seasonally Quiet Quarter

The Nutrient & Industrial segment reported a pretax loss of $6 million, compared to a loss of $8 million in 2023. Overall volumes improved during a seasonally slow third quarter, but margins in base nutrients have reset to more normalized levels and did not repeat the outsized margin opportunities seen in recent years. The engineered granules business saw significant improvement in the quarter on higher sales volume and margins, with continued focus on operational improvements in this business. Looking forward, the fourth quarter should benefit from high yields and an early harvest, allowing for fall applications.

Nutrient & Industrial’s third quarter EBITDA was $5 million compared to breakeven EBITDA in the third quarter of 2023.

Income Taxes; Corporate

The company recorded income tax expense at an effective rate of 17% for the quarter. This rate was impacted by the tax treatment of noncontrolling interests and federal tax credits. We anticipate a full-year adjusted effective rate of approximately 14% - 18%.

Conference Call

The company will host a webcast on Tuesday, November 5, 2024, at 11 a.m. Eastern Time, to discuss its performance and provide its outlook for the remainder of 2024 and preliminary views for 2025. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 2387329). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/Bz3omkN6Ver and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, geopolitical risk, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) attributable to the company; adjusted pretax income (loss) attributable to the company; adjusted pretax income (loss); adjusted net income attributable to the company; adjusted diluted earnings per share; earnings before interest, taxes, depreciation, and amortization (or EBITDA); adjusted EBITDA; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income (loss) or income (loss) before income taxes, net income (loss), diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., named in 2024 to Forbes list of America’s Most Successful Small Companies, Newsweek’s list of America’s Most Responsible Companies, and one of The Americas’ Fastest Growing Companies by the Financial Times, is a diversified company rooted in agriculture that conducts business in the commodity merchandising, renewables, and nutrient & industrial sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Sales and merchandising revenues	$2,620,988	$3,635,691	$8,134,410	$11,537,112
Cost of sales and merchandising revenues	2,443,863	3,477,990	7,653,594	11,009,463
Gross profit	177,125	157,701	480,816	527,649
Operating, administrative and general expenses	120,494	126,306	356,466	359,548
Asset impairment	—	—	—	87,156
Interest expense, net	8,361	8,188	21,494	38,766
Other income, net	13,922	15,178	30,651	35,623
Income before income taxes	62,192	38,385	133,507	77,802
Income tax provision	10,731	7,862	16,911	23,710
Net income	51,461	30,523	116,596	54,092
Net income attributable to noncontrolling interests	24,096	20,815	47,674	4,088
Net income attributable to The Andersons, Inc.	$27,365	$9,708	$68,922	$50,004

Earnings per share attributable to The Andersons, Inc. common shareholders:
Basic earnings:	$0.80	$0.29	$2.03	$1.48
Diluted earnings:	$0.80	$0.28	$2.01	$1.46

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2024	December 31, 2023	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$454,065	$643,854	$418,055
Accounts receivable, net	756,618	762,549	816,686
Inventories	884,339	1,166,700	985,292
Commodity derivative assets – current	122,326	178,083	239,595
Other current assets	113,726	55,777	67,471
Total current assets	2,331,074	2,806,963	2,527,099
Property, plant and equipment, net	709,951	693,365	680,188
Other assets, net	347,274	354,679	380,815
Total assets	$3,388,299	$3,855,007	$3,588,102

Liabilities and equity
Current liabilities:
Short-term debt	$14,716	$43,106	$14,138
Trade and other payables	774,347	1,055,473	822,153
Customer prepayments and deferred revenue	67,899	187,054	211,867
Commodity derivative liabilities – current	85,640	90,849	142,511
Current maturities of long-term debt	27,727	27,561	27,535
Accrued expenses and other current liabilities	207,543	232,288	189,430
Total current liabilities	1,177,872	1,636,331	1,407,634
Long-term debt, less current maturities	542,564	562,960	569,730
Other long-term liabilities	144,855	139,329	161,652
Total liabilities	1,865,291	2,338,620	2,139,016
Total equity	1,523,008	1,516,387	1,449,086
Total liabilities and equity	$3,388,299	$3,855,007	$3,588,102

The Andersons, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended September 30,
(in thousands)	2024	2023
Operating Activities
Net income	$116,596	$54,092
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	91,626	93,800
Asset impairment	—	87,156
Other	15,146	1,347
Changes in operating assets and liabilities:
Accounts receivable	3,498	406,263
Inventories	278,947	748,118
Commodity derivatives	49,327	99,479
Other current and non-current assets	(59,376)	2,048
Payables and other current and non-current liabilities	(433,069)	(796,216)
Net cash provided by operating activities	62,695	696,087
Investing Activities
Purchases of property, plant and equipment and capitalized software	(93,230)	(108,718)
Acquisition of businesses, net of cash acquired	(9,561)	(24,385)
Insurance proceeds	9,219	—
Proceeds from sale of a business	—	10,318
Other	2,980	5,522
Net cash used in investing activities	(90,592)	(117,263)
Financing Activities
Net payments under short-term lines of credit	(27,054)	(261,152)
Payments of long-term debt	(20,649)	(42,734)
Distributions to noncontrolling interest owner	(87,325)	(44,304)
Dividends paid	(19,466)	(18,771)
Value of shares withheld for taxes	(8,101)	(6,627)
Proceeds from issuance of long-term debt	—	100,000
Other	—	(2,258)
Net cash used in financing activities	(162,595)	(275,846)
Effect of exchange rates on cash and cash equivalents	703	(192)
(Decrease) increase in cash and cash equivalents	(189,789)	302,786
Cash and cash equivalents at beginning of period	643,854	115,269
Cash and cash equivalents at end of period	$454,065	$418,055

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net income	$51,461	$30,523	$116,596	$54,092
Net income attributable to noncontrolling interests	24,096	20,815	47,674	4,088
Net income attributable to The Andersons, Inc.	27,365	9,708	68,922	50,004
Adjustments:
Gain on sale of assets	—	(5,643)	—	(5,643)
Gain on cost method investment	—	(4,798)	—	(4,798)
Transaction related compensation	1,668	1,999	8,568	4,606
Gain on deconsolidation of joint venture	—	—	(3,117)	(6,544)
Insurance recoveries	(5,204)	—	(5,204)	(16,080)
Asset impairment	—	963	—	45,413
Income tax impact of adjustments[1]	884	2,367	632	(3,255)
Total adjusting items, net of tax	(2,652)	(5,112)	879	13,699
Adjusted net income attributable to The Andersons, Inc.	$24,713	$4,596	$69,801	$63,703

Diluted earnings per share attributable to The Andersons, Inc. common shareholders	$0.80	$0.28	$2.01	$1.46

Impact on diluted earnings (loss) per share	$(0.08)	$(0.15)	$0.03	$0.40
Adjusted diluted earnings per share	$0.72	$0.13	$2.04	$1.86

1 The income tax impact of adjustments is taken at the statutory tax rate of 25% with the exception of certain transaction related compensation in both 2024 and 2023, respectively.

Adjusted net income (loss) attributable to The Andersons, Inc. reflects reported net income (loss) available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings per share attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended September 30, 2024
Sales and merchandising revenues	$1,747,715	$745,206	$128,067	$—	$2,620,988
Gross profit	98,776	60,375	17,974	—	177,125
Operating, administrative and general expenses	75,825	8,839	24,591	11,239	120,494
Other income, net	8,720	1,760	3,323	119	13,922
Income (loss) before income taxes	26,266	52,583	(6,132)	(10,525)	62,192
Income attributable to noncontrolling interests	—	24,096	—	—	24,096
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$26,266	$28,487	$(6,132)	$(10,525)	$38,096
Adjustments to income (loss) before income taxes[2]	(3,536)	—	—	—	(3,536)
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$22,730	$28,487	$(6,132)	$(10,525)	$34,560

Three months ended September 30, 2023
Sales and merchandising revenues	$2,639,059	$868,099	$128,533	$—	$3,635,691
Gross profit	85,997	53,045	18,659	—	157,701
Operating, administrative and general expenses	79,247	8,332	26,233	12,494	126,306
Other income, net	7,838	3,346	606	3,388	15,178
Income (loss) before income taxes	8,073	47,096	(8,452)	(8,332)	38,385
Income attributable to noncontrolling interests	—	20,815	—	—	20,815
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$8,073	$26,281	$(8,452)	$(8,332)	$17,570
Adjustments to income (loss) before income taxes[2]	(2,681)	—	—	(4,798)	(7,479)
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$5,392	$26,281	$(8,452)	$(13,130)	$10,091
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Nine months ended September 30, 2024
Sales and merchandising revenues	$5,399,315	$2,088,372	$646,723	$—	$8,134,410
Gross profit	256,706	133,672	90,438	—	480,816
Operating, administrative and general expenses	220,886	24,592	75,427	35,561	356,466
Other income (loss), net	18,287	7,686	4,880	(202)	30,651
Income (loss) before income taxes	37,615	114,574	15,437	(34,119)	133,507
Income attributable to noncontrolling interests	—	47,674	—	—	47,674
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$37,615	$66,900	$15,437	$(34,119)	$85,833
Adjustments to income (loss) before income taxes[2]	3,364	(3,117)	—	—	247
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$40,979	$63,783	$15,437	$(34,119)	$86,080

Nine months ended September 30, 2023
Sales and merchandising revenues	$8,213,649	$2,585,396	$738,067	$—	$11,537,112
Gross profit	283,886	137,140	106,623	—	527,649
Operating, administrative and general expenses	220,373	24,804	79,251	35,120	359,548
Other income, net	18,149	11,655	1,952	3,867	35,623
Income (loss) before income taxes	52,427	31,187	23,675	(29,487)	77,802
Income attributable to noncontrolling interests	—	4,088	—	—	4,088
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$52,427	$27,099	$23,675	$(29,487)	$73,714
Adjustments to income (loss) before income taxes[2]	(16,154)	37,906	—	(4,798)	16,954
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$36,273	$65,005	$23,675	$(34,285)	$90,668
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of a $42.7 million difference in the Renewables segment which represents the asset impairment expense attributable to the non-controlling interest that is reflected in Income attributable to the noncontrolling interest within the reconciliation above.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended September 30, 2024
Net income (loss)	$26,266	$52,583	$(6,132)	$(21,256)	$51,461
Interest expense (income)	5,405	713	2,838	(595)	8,361
Tax provision	—	—	—	10,731	10,731
Depreciation and amortization	9,377	11,942	8,145	944	30,408
EBITDA	41,048	65,238	4,851	(10,176)	100,961
Adjusting items impacting EBITDA:
Transaction related compensation	1,668	—	—	—	1,668
Insurance recoveries	(5,204)	—	—	—	(5,204)
Total adjusting items	(3,536)	—	—	—	(3,536)
Adjusted EBITDA	$37,512	$65,238	$4,851	$(10,176)	$97,425

Three months ended September 30, 2023
Net income (loss)	$8,073	$47,096	$(8,452)	$(16,194)	$30,523
Interest expense (income)	6,515	963	1,484	(774)	8,188
Tax provision	—	—	—	7,862	7,862
Depreciation and amortization	9,331	12,328	7,464	2,092	31,215
EBITDA	23,919	60,387	496	(7,014)	77,788
Adjusting items impacting EBITDA:
Transaction related compensation	1,999	—	—	—	1,999
Gain on cost method investment	—	—	—	(4,798)	(4,798)
Gain on sale of assets	(5,643)	—	—	—	(5,643)
Gain on deconsolidation of joint venture	963	—	—	—	963
Total adjusting items	(2,681)	—	—	(4,798)	(7,479)
Adjusted EBITDA	$21,238	$60,387	$496	$(11,812)	$70,309
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Nine months ended September 30, 2024
Net income (loss)	$37,615	$114,574	$15,437	$(51,030)	$116,596
Interest expense (income)	16,492	2,192	4,454	(1,644)	21,494
Tax provision	—	—	—	16,911	16,911
Depreciation and amortization	27,946	35,626	23,903	4,151	91,626
EBITDA	82,053	152,392	43,794	(31,612)	246,627
Adjusting items impacting EBITDA:
Transaction related compensation	8,568	—	—	—	8,568
Insurance recoveries	(5,204)	—	—	—	(5,204)
Gain on deconsolidation of joint venture	—	(3,117)	—	—	(3,117)
Total adjusting items	3,364	(3,117)	—	—	247
Adjusted EBITDA	$85,417	$149,275	$43,794	$(31,612)	$246,874

Nine months ended September 30, 2023
Net income (loss)	$52,427	$31,187	$23,675	$(53,197)	$54,092
Interest expense (income)	29,235	5,648	5,649	(1,766)	38,766
Tax provision	—	—	—	23,710	23,710
Depreciation and amortization	26,659	39,224	21,518	6,399	93,800
EBITDA	108,321	76,059	50,842	(24,854)	210,368
Adjusting items impacting EBITDA:
Transaction related compensation	4,606	—	—	—	4,606
Insurance recoveries	(16,080)	—	—	—	(16,080)
Gain on sale of assets	(5,643)	—	—	—	(5,643)
Gain on deconsolidation of joint venture	—	(6,544)	—	—	(6,544)
Gain on cost method investment	—	—	—	(4,798)	(4,798)
Asset impairment	963	87,156	—	—	88,119
Total adjusting items	(16,154)	80,612	—	(4,798)	59,660
Adjusted EBITDA	$92,167	$156,671	$50,842	$(29,652)	$270,028
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended September 30, 2024
(in thousands)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Net income	$78,437	$12,665	$52,470	$51,461	$195,033
Interest expense	8,101	6,522	6,611	8,361	29,595
Tax provision	13,324	1,303	4,876	10,731	30,234
Depreciation and amortization	31,306	30,949	30,269	30,408	122,932
EBITDA	131,168	51,439	94,226	100,961	377,794
Adjusting items impacting EBITDA:
Transaction related compensation	3,212	2,852	4,049	1,668	11,781
Insurance recoveries	—	—	—	(5,204)	(5,204)
Gain on deconsolidation of joint venture	—	(3,117)	—	—	(3,117)
Goodwill impairment	686	—	—	—	686
Total adjusting items	3,898	(265)	4,049	(3,536)	4,146
Adjusted EBITDA	$135,066	$51,174	$98,275	$97,425	$381,940

	Three Months Ended,				Twelve months ended September 30, 2023
	December 31, 2022	March 31, 2023	June 30,2023	September 30, 2023
Net income (loss)	$21,170	$(59,117)	$82,686	$30,523	$75,262
Interest expense	14,087	16,625	13,953	8,188	52,853
Tax provision (benefit)	9,933	(5,884)	21,732	7,862	33,643
Depreciation and amortization	33,476	32,220	30,365	31,215	127,276
EBITDA	78,666	(16,156)	148,736	77,788	289,034
Adjusting items impacting EBITDA:
Insured inventory expenses (recoveries)	15,993	(17,390)	1,310	—	(87)
Transaction related compensation	—	1,668	939	1,999	4,606
Gain on sale of assets	—	—	—	(5,643)	(5,643)
Gain on cost method investment	—	—	—	(4,798)	(4,798)
Asset impairment	9,000	87,156	—	963	97,119
Gain on deconsolidation of joint venture	—	—	(6,544)	—	(6,544)
Total adjusting items	24,993	71,434	(4,295)	(7,479)	84,653
Adjusted EBITDA	$103,659	$55,278	$144,441	$70,309	$373,687

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Cash (used in) provided by operating activities	$(2,112)	$488,683	$62,695	$696,087
Changes in operating assets and liabilities
Accounts receivable	(11,786)	198,396	3,498	406,263
Inventories	(198,776)	13,263	278,947	748,118
Commodity derivatives	13,317	(3,274)	49,327	99,479
Other current and non-current assets	(8,789)	3,295	(59,376)	2,048
Payables and other current and non-current liabilities	117,728	214,870	(433,069)	(796,216)
Total changes in operating assets and liabilities	(88,306)	426,550	(160,673)	459,692
Adjusting items impacting cash from operations before working capital changes:
Less: Insured inventory recoveries	—	—	—	(16,080)
Less: Unrealized foreign currency losses on receivables	—	(12,088)	—	(12,088)
Cash from operations before working capital changes	$86,194	$50,045	$223,368	$208,227
Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.